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                                                                 EXHIBIT 10.24.5

                             AMENDED AND RESTATED
                                     IIMAK
                                   EXECUTIVE
                             CONTINUITY AGREEMENT

          This AGREEMENT, dated as of December 31, 1996 by and between INTERNATIONAL IMAGING MATERIALS, INC. ("Employer") and Nick S. Mandrycky ("Executive") sets forth the terms and conditions of Executive's employment.

          Executive has contributed substantially to the success of Employer and Employer desires to retain his services as set forth in this Agreement and to provide sufficient compensation and benefits to assure the continuance of such services. Employer and Executive have previously entered into an IIMAK Executive Continuity Agreement dated as of June 27, 1994 ("Prior Agreement") and wish to enter into this Agreement to amend and restate the Prior Agreement as herein provided.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

          1.   Term of Employment.  Executive's employment with Employer will
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continue until terminated as hereinafter provided.

          2.   Position.  Executive shall serve as Vice President-Sales at
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Employer's headquarters in Amherst, New York, or in such other, and in such additional, senior management position or positions and/or in such other location as Executive and Employer shall mutually agree. Executive hereby accepts the employment specified herein and agrees, so long as he is employed hereunder, to devote substantially his full time to the services required of him in his employment, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability. Executive agrees to use his best efforts and judgment to advance the business and interests of Employer in a manner consonant with the duties of his position.

          3.   Base Salary.  So long as Executive is employed by Employer,
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Employer shall pay Executive an annual base salary of not less than $128,224 during each fiscal year of Employer. Executive's annual base salary shall be subject to increase at the discretion of the Compensation Committee of the Board of Directors of Employer. Such salary shall be payable in equal monthly installments or in such other number of installments as shall be agreed upon between Employer and Executive. The annual base salary actually paid under this Section may only be reduced, however, to the extent Executive elects to defer such salary
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under the terms of any deferred compensation or savings plan maintained by
Employer.

          4.   Bonuses.  So long as Executive is employed by Employer, Employer
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shall pay Executive such bonuses pursuant to such plans or arrangements as may be in effect from time to time, as determined pursuant to such plans or arrangements approved by Employer's Board of Directors or the Compensation Committee thereof.

          5.   Employee Benefits: Business Expenses and Perquisites.  So long as
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Executive is employed by Employer, (i) Executive shall be provided employee benefits including retirement and dental coverage, and life, health and long term disability insurances under Employer's plans, policies and programs as may be available to similarly situated officers in accordance with the provisions of such plans, policies and programs, provided that such benefits are no less favorable than those Executive is receiving from Employer on the date of this Agreement; (ii) Executive shall be reimbursed for his reasonable expenses incurred in the performance of his duties hereunder upon presentation of proper documentation; and (iii) Employer shall provide Executive with such other benefits, facilities, services and perquisites, including, but not limited to, vacation and holidays, use of an automobile, cell phone and computer, income tax preparation services and loans no less favorable than those Executive is receiving from Employer on the date of this Agreement.

          6.   Termination of Employment.
               -------------------------

          (a) Termination by Employer for Cause or Disability.
              -----------------------------------------------

          (1) Executive may be terminated for Cause by Employer at any time. Cause shall mean (i) Executive is convicted of a felony, or (ii) Executive, in carrying out the duties of his employment, has been guilty of unreasonable (and persistent) neglect or refusal to perform his duties hereunder, or (iii) any material misappropriation of funds or property by Executive. If Employer determines Executive's breach or neglect of duties that may give rise to termination of Employment for Cause can be remedied by Executive within a reasonable time (not to exceed 30 days), Employer shall give Executive written notice of such breach or neglect and an opportunity to remedy the same within a reasonable time (not to exceed 30 days). In the event of termination for Cause, Executive shall be entitled to receive, in a single lump sum payment, within 60 days after the effective

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date of such termination of employment (i) his base salary as provided in
Section 3, as the same may have been increased by Employer's Board of Directors or Compensation Committee, payable through such effective date; (ii) any bonuses earned but not yet paid for fiscal year completed prior to such effective date; and (iii) any deferred salary, bonuses or other compensation, but subject to the terms of any applicable plan or deferral agreement. The amounts and rights to which Executive may be entitled in respect of any outstanding restricted stock grants, stock options, stock appreciation rights and supplemental retirement benefit arrangements shall be determined in accordance with the applicable plans and/or any applicable agreements.

          (2) Executive may be terminated for Disability by Employer after Executive has received at least nine (9) consecutive months of benefits under Employer's long term disability insurance. Disability shall mean that Executive is disabled as defined in Employer's long term disability insurance covering Executive. In the event of a Disability, Executive shall continue to receive his base salary as provided in Section 3, as the same may have been increased by Employer's Board of Directors or Compensation Committee, until such time that benefits become payable under the Employer-provided long term disability insurance covering Executive. In addition, Executive shall be entitled to receive, in a single lump sum payment, within sixty (60) days after the effective date of termination of employment (i) any bonuses earned but not yet paid for fiscal years completed prior to such effective date; and (ii) any deferred salary, bonuses or other compensation, but subject to the terms of any applicable plan or deferral agreement. The amounts and rights to which Executive may be entitled in respect of any outstanding restricted stock grants, stock options, stock appreciation rights and supplemental retirement benefit arrangements shall be determined in accordance with applicable plans and/or any applicable agreements.

          (b) Termination Without Cause or Disability.  Employer may terminate
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Executive's employment without Cause or Disability at any time.  Prior to a
Change in Control, in the event Employer terminates Executive's employment for other than Cause or Disability, or if Executive resigns because of a material breach of this Agreement by Employer, Executive shall be entitled to continue to receive for a period of nine (9) months following the effective date of the termination: (i) his base salary as provided in Section 3, as the same may have been increased by Employer's Board of Directors or Compensation Committee; (ii) all benefits theretofore being provided to him as provided in

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Section 5; (iii) any deferred salary, bonuses and other compensation, but subject to the terms of any applicable plan or deferral agreement; and, within 60 days after the effective date of his termination, he shall be paid the prorated portion (based on the portion of the fiscal year served prior to termination) of the bonus that Executive would have earned pursuant to Section 4 for that fiscal year, as if all the primary targets in respect of that year had been achieved and, based thereon, the maximum discretionary bonuses had been paid. The amounts and rights to which Executive may be entitled in respect of any outstanding restricted stock grants, stock options, stock appreciation rights and supplemental retirement benefit arrangements shall be determined in accordance with the applicable plans and/or any applicable agreements. The foregoing and Section 9 of this Agreement shall be Executive's sole and exclusive remedy if, prior to a Change in Control, his employment is terminated without Cause or Disability or if he resigns as a result of a material breach of this Agreement by Employer.

          (c)  Voluntary Termination; Death.
               ----------------------------

          (1) In the event Executive terminates his employment on his own initiative (for other than material breach of this Agreement by Employer or for Good Reason following a Change in Control (as hereinafter defined)), such termination shall not be deemed to be a breach of this Agreement and shall entitle Executive only to all rights and benefits to which he would have been entitled had such termination been a termination for Cause as described in paragraph (a) of this Section 6.

          (2) In the event Executive dies during his employment hereunder, his employment shall terminate and Executive's estate shall be entitled to receive all rights and benefits to which Executive would have been entitled had his employment been terminated as described in Paragraph (c)(1) of this Section 6.

          (d) Termination Following Change in Control.
              ---------------------------------------

               (1) A "Change in Control" shall be deemed to have occurred if:

                    (i) any "person," as such term is used in Sections 13(d) and
               14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (a) Employer or (b) any corporation owned, directly or indirectly, by

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               Employer or the stockholders of Employer in substantially the same proportions as their ownership of stock of Employer), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 35% or more of the combined voting power of Employer's then outstanding securities;

                    (ii) during any period of two consecutive years, there is
               elected 35% or more of the members of the Board of Directors of Employer without the approval or the nomination of such members by a majority of that portion of the Board consisting of members who were serving at the beginning of the two-year period;

                 (iii) the stockholders of Employer approve a merger or consolidation of Employer with any other corporation, other than
               (a) a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent more than 51% of the combined voting power of the voting securities of Employer, or such surviving entity, outstanding immediately after such merger or consolidation; or (b) a merger or consolidation effected to implement a recapitalization of Employer (or similar transaction) in which no "person" (as defined above) acquires more than 35% of then-outstanding securities; or

                    (iv) the stockholders of Employer approve an agreement for the sale or disposition by Employer of all or substantially all of Employer's assets.

                    (v) any other action occurs which the Board of Directors, in its sole discretion, elects to treat as a Change in Control for purposes of this Agreement.

          (2) In the event Executive's employment is terminated after a Change in Control by Employer for Cause or Disability (Section 6(a)) or by Executive for other than Good Reason (Section 6(c)(1)) or as a result of Executive's death (Section 6(c)(2)), then Executive shall be entitled to receive

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the compensation described in the applicable paragraph of this Section 6 (as indicated in the parentheses).

          (3) If Executive's employment is terminated by Employer within thirty-six (36) months following a Change in Control for a reason other than Cause or Disability, then:

                    (i) Executive shall be entitled (in addition to all amounts to which Executive would have been entitled had such termination been a termination for Cause as described in Section 6(a)) to continue to receive each month for a period of thirty-six (36) months following the effective date of the termination, Executive's highest monthly base salary for any time in the five
               (5) years prior to such termination, plus an amount equal to one-twelfth (1/12) of the amount of the highest annual bonus paid to Executive at any time during the five (5) fiscal years of Employer completed prior to his termination of employment.

               and

                    (ii) Executive shall receive for a period of thirty-six (36)
               months following such termination, the benefits provided in
               Section 5 hereof. At the end of such thirty-six (36) month period, Executive shall have the option to purchase the personal computer and car provided by Employer at its net tax book value. In the event that any such benefit can not be provided to Executive for any reason, Employer will provide Executive with an economically equivalent alternate benefit. After Executive's health benefits terminate, Executive will then be entitled to full rights under Title X of the Consolidated Omnibus Reconciliation Act of 1985, as amended. In addition, for a period of six (6) months after such termination, Employer will provide Executive with out placement services of a type appropriate for Executive's position at a cost not to exceed fifteen (15%) percent of the Executive's annual base salary at the time of termination.

          (4) If Executive's employment is terminated by Employer after thirty-six (36) months following a Change in Control: (i) for a reason other than Cause or Disability, or

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(ii) if Executive resigns because of material breach of the Agreement by
Employer, Executive shall be entitled to continue to receive for a period of nine (9) months following the effective date of termination: (x) his base salary as provided in Section 3, as the same may have been increased by Employer's Board of Directors or Compensation Committee; (y) all benefits theretofore being provided to him as provided in Section 5; (z) any deferred salary, bonuses and other compensation, but subject to the terms of any applicable plan or deferral agreement; and, within 60 days after the effective date of his termination, he shall be paid the prorated portion (based on the portion of the fiscal year served prior to termination) of the bonus that Executive would have earned pursuant to Section 4 for that fiscal year, as if all the primary target in respect of that year had been achieved and, based thereon, the maximum discretionary bonuses had been paid. The amounts and rights to which Executive may be entitled in respect of any outstanding restricted stock grants, stock options, stock appreciation rights and supplemental retirement benefit arrangements shall be determined in accordance with the applicable plans and/or any applicable agreements.

          (5) If Executive's employment is terminated by Executive within thirty-six (36) months following a Change in Control for Good Reason (as herein defined), then within five (5) business days following such termination Executive shall be entitled to commence receiving the payments and benefits described in subparagraph (3) of this Section 6(d). "Good Reason" shall mean the occurrence of any of the following circumstances:

                    (i) the assignment to Executive of any duties inconsistent with the position that Executive held immediately prior to the Change in Control of Employer, or significant adverse alteration in the nature or status of Executive's responsibilities or the conditions of his employment from those in effect immediately prior to such Change in Control;

                    (ii) the relocation of Employer's office at which Executive is employed to a location more than 35 miles from Employer's office immediately prior to the Change in Control, or Employer's requiring Executive to be based anywhere other than Employer's offices at such location except for required travel on Employer's business to an extent substantially consistent with Executive's

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               business travel obligations at the time of the Change in Control;

                 (iii) the failure by Employer to continue in effect any material compensation or other benefit plan or arrangement in which Executive participates immediately prior to the Change in Control of Employer unless an equitable and substantially comparable arrangement (embodied in a substitute or alternative plan) has been made with respect to such plan or arrangement, or the failure by Employer to continue Executive's participation therein (or in such substitute or alternative plan or arrangement) on a basis not less favorable, both in terms of the amount of benefit provided and the level of participation relative to other participants, as existed at the time of the Change in Control of Employer;

                    (iv) the failure by Employer to continue to provide
               Executive with benefits substantially similar to those provided pursuant to Section 5 hereof at the time of the Change in Control of Employer or the taking of any action by Employer which would directly or indirectly materially reduce any of such benefits; or

                    (v) any breach of this Agreement by Employer.

          (e) Excise Tax.  It is possible that the payments specified in this
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Agreement and in other agreements may be subject to the tax (the "Excise Tax")
imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), as amended (or any similar tax that may hereinafter be imposed) because of "excess parachute payments," as defined in Section 280G of the Code. Executive and Employer agree that the amount payable pursuant to this Agreement and other agreements shall be reduced by such amount as shall be necessary to avoid the imposition of the Excise Tax.

          (f) Neither Employer's, nor its successors', obligation to make payments and to provide benefits set forth in this Agreement shall be subject to any set-off, defense, or counterclaim except for (i) any unpaid indebtedness of the Executive to Employer arising from expense advance or from loans reflected by promissory notes, and (ii) any amounts owed and paid

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to the Executive by Employer (or any of its subsidiaries or successors) in fulfillment of any applicable and binding statute or regulation which legally obligate Employer (or its subsidiary or successor) to make a severance payment or payments to Executive as a direct result of the termination of his employment, but not including payments received by the Executive under any legally required social programs in which employers are required to participate on behalf of their employees, generally, such as U.S. Social Security or state-mandated unemployment insurance car the equivalent thereof. In addition, the obligation to make payments and provide benefits under this Agreement shall not be subject to any reduction or offset due to the fact that Executive may receive or is receiving retirement payments from Employer or distributions from Employer's retirement plan(s), its successor or any other source, nor due to the fact that the Executive is, or during the term or effectiveness of this Agreement may become, at or beyond any unusual or normal retirement age.

          (g) In the event that Executive becomes entitled to payments and benefits under this Section 6, the amounts payable shall be reduced by the amounts paid to Executive by another subsequent employer in the form of salary, bonus, or benefits with respect to services rendered during the period of the payments to be made by Employer. Executive agrees to inform Employer in good faith and in a timely manner of any such other compensation in order to facilitate the offset required by this provision.

          7.   Funding.  Employer may in its discretion establish a trust or
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other fund to finance any or all of the payments which are or may become payable to Executive under this Agreement. Employer shall construct the fund such that amounts placed in the fund remain nontaxable to Executive until such time as the payments are made to the Executive.

          8.   Legal Expense.  If, with respect to any alleged failure by
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Employer to comply subsequent to a Change in Control with any of the terms of this Agreement and regardless of whether Executive is successful, Executive hires legal counsel with respect to this Agreement or institutes any negotiation or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, or recover damages for breach of this Agreement, Employer shall pay, as they are incurred, Executive's actual expenses for attorneys' fees and disbursements, together with such additional payments, if any, as

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may be necessary so that net after tax payments to Executive equal such fees and disbursements.

          9.   Nondisclosure, Noncompetition and Optional Consulting Agreement.
               ---------------------------------------------------------------
Executive and Employer entered into an agreement as of April 24, 1990, and amended and restated on December 31, 1996 entitled "Nondisclosure, Noncompetition and Optional Consulting Agreement" ("1990 Agreement") which is attached to this Agreement and which shall remain in full force and effect notwithstanding any provision of this Agreement. In addition to the remedies provided in the 1990 Agreement and under applicable law, in the event of Executive's breach of the 1990 Agreement all compensation and benefits otherwise payable to Executive under this Agreement shall terminate. Any amounts payable under the 1990 Agreement are in addition to any amounts payable under this Agreement.

          10.  Code of Ethics.  Executive shall comply with all of the terms and
               --------------
provisions of any code of ethics at any time or from time-to-time instituted by Employer.

          11.  Interest.  In the event of any delay in payment of the amounts
               --------
due Executive, Employer or its successor shall pay interest on the amounts delayed at the prime rate (as reported in the Wall Street Journal during the relevant period) plus one percent.

          12.  Arbitration.  Except as provided in subparagraph (2) of Section
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6(a), any and all disputes or controversies concerning this Agreement shall be determined by arbitration in Buffalo, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be authorized to decree and award any and all relief of a legal or equitable nature including, but not limited to, relief in the nature of a temporary restraining order, a temporary or permanent injunction, and money damages, with or without an accounting and costs.


          13.  Miscellaneous.
               -------------

          (a) Amendments.  This Agreement may not be altered, modified or
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amended except by a written instrument signed by each of the parties hereto.

          (b) Successors.  As used in this Agreement, the term Employer shall
              ----------
include any successors to all or part of the business and/or assets of Employer. This Agreement shall inure

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to the benefit of and be binding upon Employer and its successors and assigns.
Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

          (c) Assignment.  Except as provided under Paragraph (b) of this
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Section 13, neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

          (d) Waiver.  Waiver by any party hereto of any breach or default by
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the other party of any terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

          (e) Severability.  In the event that any one or more of the provisions
              ------------
of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          (f) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each shall be deemed an original but all of which together shall constitute one and the same instrument.

          (g) Notices.  Notices and all other communications provided for in
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive to:

                         Nick S. Mandrycky
                         126 Brandywine Drive
                         Williamsville, NY  14051


          If to Employer to:

                         International Imaging Materials, Inc.

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                         310 Commerce Drive
                         Amherst, New York  14228-2396
                         Attention:  President

or to such other address or such other person as Executive or Employer shall designate in writing in accordance herewith except that notices regarding changes in notices shall be effective only upon receipt.

          (h) Headings.  Headings to sections and paragraphs in this Agreement
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are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of, this Agreement.

          (i) Governing Law.  The Agreement shall be governed by the laws of the
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State of New York without reference to principles of conflict of laws.

          (j) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between Employer and Executive regarding the subject matter hereof and supersedes all prior agreements relating thereto.


          IN WITNESS WHEREOF, Employer has caused this Agreement to be executed and Executive has hereunto set his hand hereto on the date first above written.


                         International Imaging Materials, Inc.
                              (Employer)


                         By: /s/ John W. O'Leary
                            -------------------------------------
                                    John W. O'Leary
                         Its:       President & Chief Executive Officer


                              /s/ Nick S. Mandrycky
                           ----------------------------------------
                                    Nick S. Mandrycky
                                    (Executive)

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